EX-28.d.1.b

EXHIBIT A

INVESTMENT ADVISORY AGREEMENT

BETWEEN

NATIONWIDE FUND ADVISORS AND NATIONWIDE MUTUAL FUNDS

Effective May 1, 2007

Amended         , 2011*

Funds of the Trust	Advisory Fees
Nationwide Fund Nationwide Growth Fund

0.60% on assets up to $250 million

0.575% on assets of $250 million and more

but less than $1 billion

0.55% on assets of $1 billion and more

but less than $2 billion

0.525% on assets of $2 billion and more

but less than $5 billion

0.50% for assets of $5 billion and more

Nationwide Bond Fund Nationwide Government Bond Fund

0.50% on assets up to $250 million

0.475% on assets of $250 million and more

but less than $1 billion

0.45% on assets of $1 billion and more

but less than $2 billion

0.425% on assets of $2 billion and more

but less than $5 billion

0.40% for assets of $5 billion and more

Nationwide Money Market Fund	0.40% on assets up to $1 billion 0.38% on assets of $1 billion and more but less than $2 billion 0.36% on assets of $2 billion and more but less than $5 billion 0.34% for assets of $5 billion and more

Nationwide S&P 500 Index Fund

0.13% on assets up to $1.5 billion

0.12% on assets of $1.5 billion and more

but less than $3 billion

0.11% on assets of $3 billion and more

but less than $4.5 billion

0.10% on assets of $4.5 billion and more

Nationwide Small Cap Index Fund	0.20% on assets up to $1.5 billion 0.19% on assets of $1.5 billion and more but less than $3 billion 0.18% on assets of $3 billion and more

Nationwide Mid Cap Market Index Fund	0.22% on assets up to $1.5 billion 0.21% on assets of $1.5 billion and more but less than $3 billion 0.20% on assets of $3 billion and more

Funds of the Trust	Advisory Fees
Nationwide International Index Fund	0.27% on assets up to $1.5 billion 0.26% on assets of $1.5 billion and more but less than $3 billion 0.25% on assets of $3 billion and more

Nationwide Bond Index Fund	0.22% on assets up to $1.5 billion 0.21% on assets of $1.5 billion and more but less than $3 billion 0.20% on assets of $3 billion and more

Nationwide Investor Destinations Aggressive Fund	0.13% of average daily net assets

Nationwide Investor Destinations Moderately Aggressive Fund	0.13% of average daily net assets

Nationwide Investor Destinations Moderate Fund	0.13% of average daily net assets

Nationwide Investor Destinations Moderately Conservative Fund	0.13% of average daily net assets

Nationwide Investor Destinations Conservative Fund	0.13% of average daily net assets

Nationwide Short Duration Bond Fund

0.35% on assets up to $500 million

0.34% on assets of $500 million and more

but less than $1 billion

0.325% on assets of $1 billion and more

but less than $3 billion

0.30% on assets of $3 billion and more

but less than $5 billion

0.285% on assets of $5 billion and more

but less than $10 billion

0.275% for assets of $10 billion and more

Nationwide Enhanced Income Fund

0.35% on assets up to $500 million

0.34% on assets of $500 million and more

but less than $1 billion

0.325% on assets of $1 billion and more

but less than $3 billion

0.30% on assets of $3 billion and more

but less than $5 billion

0.285% on assets of $5 billion and more

but less than $10 billion

0.275% for assets of $10 billion and more

Nationwide U.S. Small Cap Value Fund	0.95% of average daily net assets

Nationwide International Value Fund	0.85% of average daily net assets

Nationwide Alternatives Allocation Fund	0.40% of average daily net assets

Nationwide Small Company Growth Fund	0.90% of average daily net assets

* As approved by the Board of Trustees at its meeting held on June 15, 2011.

IN WITNESS WHEREOF, the parties have executed this Amended Exhibit A on the day and year first written above.

NATIONWIDE FUND ADVISORS
By:
Name:
Title:

NATIONWIDE MUTUAL FUNDS
By:
Name:
Title: